Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 19, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Reports of the Heritage Capital Appreciation Trust, Heritage Growth and Income Trust, Heritage Income Trust - High Yield Bond Fund and Heritage Series Trust, which are also incorporated by reference into the Registration Statement

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

August 19, 2008